Exhibit 99.1

NEWS RELEASE

APA Corporation Announces Third-Quarter 2024

Financial and Operational Results

Key Takeaways

•	Reported production of 467,000 barrels of oil equivalent (BOE) per day; adjusted production, excluding Egypt noncontrolling interest and tax barrels, was 395,000 BOE per day;

•	Announced final investment decision (FID) on 220,000 barrels per day oil development project in Suriname;

•	Streamlined Permian footprint with announcement of $950 million, non-core divestiture package;

•	Signed agreement that raises the contractual price for natural gas production in Egypt and incentivizes increased gas exploration and development activity; and

•	Returned $406 million of free cash flow to shareholders year-to-date through dividends and share buybacks.

HOUSTON, Nov. 6, 2024 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the third quarter of 2024.

APA reported a loss attributable to common stock of $223 million or $0.60 per diluted share, which was primarily driven by non-cash impairments of assets in the U.K. and assets held for sale in the Permian Basin. When adjusting for this and other items that impact the comparability of results, APA’s third-quarter earnings were $370 million, or $1.00 per diluted share. Net cash provided by operating activities was $1.3 billion, and adjusted EBITDAX was $1.6 billion.

“Third-quarter results were strong across our operating areas, driven by higher-than-expected production and lower costs,” said John J. Christmann IV, APA’s CEO. “Adjusted global oil production exceeded the high-end of our guidance range and was up nearly 30% year-over-year. The integration of Callon is effectively complete, and we expect to capture most of the cost synergies by year-end. This, combined with the non-core Permian Basin asset sale, will significantly lower per unit costs as we move into next year.

“We also achieved an important milestone in Suriname with the announcement of GranMorgu, the first offshore development in the country,” he said. “This large-scale project offers the best returns in APA’s portfolio, has a very low break-even oil price, and will contribute significant oil production and cash-flow growth beginning in 2028 and continuing for many years.”

1

APA CORPORATION ANNOUNCES THIRD-QUARTER 2024

FINANCIAL AND OPERATIONAL RESULTS — PAGE 2 of 5

Third-Quarter Summary

Third-quarter reported production was 467,000 BOE per day. Adjusted production, excluding Egypt noncontrolling interest and tax barrels, was 395,000 BOE per day, approximately 2% ahead of guidance.

A number of positive factors influenced the third-quarter results, including significant free cash flow from U.S. third-party gas trading activities and the Cheniere gas supply contract; cash flow resilience to lower oil prices in Egypt under the revised PSC structure; the successful integration of Callon and associated cost synergies; and organic oil production growth. As a result, APA’s third-quarter cash flow from operations and free cash flow increased when compared to the second quarter, despite lower commodity prices.

Subsequent to quarter-end, the company received a credit rating increase to BBB- from Standard & Poor’s and has obtained investment grade status at all three rating agencies. During the quarter, APA reduced net debt by $275 million and returned $94 million of free cash flow to shareholders through dividends and share buybacks.

2024 Fourth-Quarter Capital and Production Guidance

The company expects total fourth-quarter production on a BOE basis will be the highest of the year despite ongoing curtailments in the Permian Basin in response to weak regional natural gas prices.

APA’s upstream capital investment in the fourth quarter is expected to be approximately $645 million, which includes $80 million of incremental capital for Suriname, Alaska and Egypt.

2025 Preliminary Capital Budget and Production Outlook

In 2025, as a result of a softer oil price outlook, APA plans to reduce capital to $2.5 to $2.6 billion, of which, $200 million is allocated to Suriname development activity and $100 million to other exploration, primarily in Alaska. At this investment level, the company expects to run an eight-rig program in the Permian Basin and a 12-rig program in Egypt, which includes one rig dedicated to natural gas following the signing of a new gas pricing agreement. The company expects this program will roughly sustain adjusted oil production in the U.S. and Egypt, while delivering mid-single digit adjusted BOE growth.

APA CORPORATION ANNOUNCES THIRD-QUARTER 2024

FINANCIAL AND OPERATIONAL RESULTS — PAGE 3 of 5

Conference Call

APA will host a conference call to discuss its third-quarter 2024 results at 10 a.m. Central time, Thursday, Nov. 7. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and elsewhere. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

Non-GAAP Financial Measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered

APA CORPORATION ANNOUNCES THIRD-QUARTER 2024

FINANCIAL AND OPERATIONAL RESULTS — PAGE 4 of 5

by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2023, and in our quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary Note to Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,”

APA CORPORATION ANNOUNCES THIRD-QUARTER 2024

FINANCIAL AND OPERATIONAL RESULTS — PAGE 5 of 5

“resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2023 available from APA at www.apacorp.com or by writing APA at: 2000 W. Sam Houston Pkwy S, Ste. 200, Houston, TX 77042 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286 Gary Clark

Media: (713) 296-7276  Alexandra Franceschi

Website: www.apacorp.com

Click here for the full release with quarterly financial statements.

-end-

APA CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,797	$1,705	$5,136	$4,467
Natural gas revenues	103	236	414	658
Natural gas liquids revenues	158	138	457	375

	2,058	2,079	6,007	5,500
Purchased oil and gas sales	473	229	1,018	612

Total revenues	2,531	2,308	7,025	6,112
Derivative instrument gain (loss), net	(10)	—	(17)	104
Gain on divestitures, net	1	1	284	7
Loss on previously sold Gulf of Mexico properties	—	—	(83)	—
Other, net	18	—	26	77

	2,540	2,309	7,235	6,300

OPERATING EXPENSES:
Lease operating expenses	418	394	1,216	1,076
Gathering, processing, and transmission	123	89	328	245
Purchased oil and gas costs	292	211	665	558
Taxes other than income	70	61	205	163
Exploration	29	49	248	144
General and administrative	92	139	270	276
Transaction, reorganization, and separation	14	5	156	11
Depreciation, depletion, and amortization:
Oil and gas property and equipment	588	407	1,589	1,086
Other assets	7	11	24	31
Asset retirement obligation accretion	36	29	112	86
Impairments	1,111	—	1,111	46
Financing costs, net	100	81	276	235

	2,880	1,476	6,200	3,957

NET INCOME (LOSS) BEFORE INCOME TAXES	(340)	833	1,035	2,343
Current income tax provision	260	422	845	1,022
Deferred income tax benefit	(461)	(144)	(503)	(22)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTERESTS	(139)	555	693	1,343
Net income attributable to noncontrolling interest	84	96	243	261

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$(223)	$459	$450	$1,082

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.60)	$1.49	$1.30	$3.50
Diluted	$(0.60)	$1.49	$1.29	$3.50

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	370	308	348	309
Diluted	370	308	348	309

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$0.75	$0.75

APA CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	3Q24 to 2Q24	3Q24 to 3Q23	September 30, 2024	September 30, 2023
OIL VOLUME - Barrels per day
United States	143,299	139,361	83,584	3%	71%	122,138	77,198
Egypt (1, 2)	91,673	87,702	88,521	5%	4%	88,725	88,038
North Sea	21,334	26,586	35,680	-20%	-40%	25,888	36,070

International (1)	113,007	114,288	124,201	-1%	-9%	114,613	124,108

Total (1)	256,306	253,649	207,785	1%	23%	236,751	201,306

NATURAL GAS VOLUME - Mcf per day
United States	467,615	510,708	454,643	-8%	3%	473,997	448,838
Egypt (1, 2)	300,418	273,077	300,326	10%	0%	287,953	331,158
North Sea	18,911	51,854	65,168	-64%	-71%	41,042	47,665

International (1)	319,329	324,931	365,494	-2%	-13%	328,995	378,823

Total (1)	786,944	835,639	820,137	-6%	-4%	802,992	827,661

NGL VOLUME - Barrels per day
United States	79,474	78,937	66,280	1%	20%	71,690	61,418
North Sea	543	1,550	1,497	-65%	-64%	1,164	1,209

Total (1)	80,017	80,487	67,777	-1%	18%	72,854	62,627

BOE per day
United States	300,709	303,416	225,639	-1%	33%	272,827	213,423
Egypt (1, 2)	141,742	133,215	138,575	6%	2%	136,718	143,231
North Sea	25,029	36,778	48,038	-32%	-48%	33,892	45,222

International (1)	166,771	169,993	186,613	-2%	-11%	170,610	188,453

Total (1)	467,480	473,409	412,252	-1%	13%	443,437	401,876

Total excluding noncontrolling interests	420,199	428,972	366,051	-2%	15%	397,832	354,094

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	30,579	29,255	29,514			29,596	29,369
Gas (Mcf/d)	100,210	91,094	100,122			96,054	110,476
BOE per day	47,281	44,437	46,201			45,605	47,782

(2) Egypt Gross Production
Oil (b/d)	136,670	139,490	144,528			138,039	141,995
Gas (Mcf/d)	447,173	431,750	472,744			445,397	511,430
BOE per day	211,199	211,448	223,319			212,272	227,233

APA CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	3Q24 to 2Q24	3Q24 to 3Q23	September 30, 2024	September 30, 2023
OIL VOLUME - Barrels per day
United States	143,299	139,361	83,584	3%	71%	122,138	77,198
Egypt	44,627	43,099	42,535	4%	5%	43,414	42,724
North Sea	21,334	26,586	35,680	-20%	-40%	25,888	36,070

International	65,961	69,685	78,215	-5%	-16%	69,302	78,794

Total	209,260	209,046	161,799	0%	29%	191,440	155,992

NATURAL GAS VOLUME - Mcf per day
United States	467,615	510,708	454,643	-8%	3%	473,997	448,838
Egypt	145,190	133,184	143,211	9%	1%	139,860	159,648
North Sea	18,911	51,854	65,168	-64%	-71%	41,042	47,665

International	164,101	185,038	208,379	-11%	-21%	180,902	207,313

Total	631,716	695,746	663,022	-9%	-5%	654,899	656,151

NGL VOLUME - Barrels per day
United States	79,474	78,937	66,280	1%	20%	71,690	61,418
North Sea	543	1,550	1,497	-65%	-64%	1,164	1,209

Total	80,017	80,487	67,777	-1%	18%	72,854	62,627

BOE per day
United States	300,709	303,416	225,639	-1%	33%	272,827	213,423
Egypt	68,825	65,296	66,403	5%	4%	66,724	69,332
North Sea	25,029	36,778	48,038	-32%	-48%	33,892	45,222

International	93,854	102,074	114,441	-8%	-18%	100,616	114,554

Total	394,563	405,490	340,080	-3%	16%	373,443	327,977

APA CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
AVERAGE OIL PRICE PER BARREL
United States	$76.34	$80.54	$82.33	$78.16	$77.40
Egypt	79.88	84.30	88.99	82.41	82.04
North Sea	83.36	84.62	87.70	83.67	83.25
International	80.38	84.38	88.57	82.66	82.41
Total	78.06	82.28	86.15	80.31	80.50

AVERAGE NATURAL GAS PRICE PER MCF
United States	$0.16	$0.31	$2.12	$0.61	$1.87
Egypt	2.93	2.92	2.91	2.93	2.92
North Sea	9.76	10.61	10.98	9.89	12.83
International	3.30	4.09	4.36	3.75	4.15
Total	1.43	1.77	3.12	1.89	2.91

AVERAGE NGL PRICE PER BARREL
United States	$20.91	$21.22	$21.87	$22.20	$21.24
North Sea	45.93	43.43	42.78	46.47	47.58
Total	21.29	21.68	22.26	22.73	21.85

APA CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Unproved leasehold impairments	$1	$9	$11	$20
Dry hole expense	8	18	172	71
Geological and geophysical expense	6	1	22	3
Exploration overhead and other	14	21	43	50

	$29	$49	$248	$144

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$1,339	$764	$2,584	$2,099

Additions to upstream oil and gas property	(930)	(628)	(2,153)	(1,747)
Leasehold and property acquisitions	(1)	(1)	(64)	(11)
Proceeds from asset divestitures	(5)	1	724	29
Proceeds from sale of Kinetik shares	—	—	428	—
Other, net	81	(39)	58	(53)

Net cash used in investing activities	$(855)	$(667)	$(1,007)	$(1,782)

Proceeds from commercial paper and revolving credit facilities, net	127	6	190	202
Proceeds from term loan facility	—	—	1,500	—
Payments on term loan facility	(500)	—	(500)	—
Payment on Callon Credit Agreement	—	—	(472)	—
Payments on fixed-rate debt	—	—	(1,641)	(65)
Distributions to noncontrolling interest	(110)	(54)	(233)	(154)
Treasury stock activity, net	(2)	(20)	(146)	(208)
Dividends paid to APA common stockholders	(92)	(77)	(260)	(232)
Other, net	(3)	1	(38)	(10)

Net cash used in financing activities	$(580)	$(144)	$(1,600)	$(467)

SUMMARY BALANCE SHEET INFORMATION

	September 30, 2024	December 31, 2023
Cash and cash equivalents	$64	$87
Assets held for sale	1,091	—
Other current assets	2,465	2,375
Property and equipment, net	12,601	10,038
Decommissioning security for sold Gulf of Mexico properties	21	21
Other assets	3,134	2,723

Total assets	$19,376	$15,244

Current debt	$2	$2
Liabilities held for sale	224	—
Current liabilities	2,699	2,402
Long-term debt	6,370	5,186
Decommissioning contingency for sold Gulf of Mexico properties	759	764
Deferred credits and other noncurrent liabilities	3,162	3,199
APA shareholders’ equity	5,114	2,655
Noncontrolling interest	1,046	1,036

Total Liabilities and equity	$19,376	$15,244

Common shares outstanding at end of period	370	304

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude property acquisitions, asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Costs incurred in oil and gas property:
Asset and leasehold acquisitions	$(2)	$3	$4,554	$15
Exploration and development	959	569	2,546	1,725

Total Costs incurred in oil and gas property	$957	$572	$7,100	$1,740

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$957	$572	$7,100	$1,740
Property acquisitions	4	(1)	(4,550)	(1)
Asset retirement obligations settled vs. incurred - oil and gas property	(174)	7	(163)	20
Capitalized interest	(8)	(7)	(22)	(18)
Exploration seismic and administration costs	(20)	(22)	(65)	(53)

Upstream capital investment including noncontrolling interest - Egypt	$759	$549	$2,300	$1,688
Less noncontrolling interest - Egypt	(61)	(75)	(195)	(203)

Total Upstream capital investment	$698	$474	$2,105	$1,485

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$1,339	$764	$2,584	$2,099
Changes in operating assets and liabilities	(221)	161	428	440

Cash flows from operations before changes in operating assets and liabilities	$1,118	$925	$3,012	$2,539

Adjustments to free cash flow:
Upstream capital investment including noncontrolling interest - Egypt	(759)	(549)	(2,300)	(1,688)
Decommissioning spend on previously sold Gulf of Mexico properties	(10)	—	(39)	—
Non oil and gas capital investment	(20)	(15)	(19)	(24)
Distributions to Sinopec noncontrolling interest	(110)	(54)	(233)	(154)

Free cash flow	$219	$307	$421	$673

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Net cash provided by operating activities	$1,339	$877	$764	$2,584	$2,099

Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	20	30	22	65	53
Current income tax provision	260	285	422	845	1,022
Other adjustments to reconcile net income to net cash provided by operating activities	45	(21)	(22)	14	45
Changes in operating assets and liabilities	(221)	190	161	428	440
Financing costs, net	100	100	81	276	244
Transaction, reorganization & separation costs	14	115	5	156	11

Adjusted EBITDAX (Non-GAAP)	$1,557	$1,576	$1,433	$4,368	$3,914

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Current debt	$2	$2	$2	$2
Long-term debt	6,370	6,741	5,178	5,186

Total debt	6,372	6,743	5,180	5,188
Cash and cash equivalents	64	160	102	87

Net debt	$6,308	$6,583	$5,078	$5,101

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended September 30, 2024				For the Quarter Ended September 30, 2023
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Net income (loss) including noncontrolling interests (GAAP)	$(340)	$201	$(139)	$(0.38)	$833	$(278)	$555	$1.80
Income attributable to noncontrolling interests	152	(68)	84	0.22	171	(75)	96	0.31

Net income (loss) attributable to common stock	(492)	269	(223)	(0.60)	662	(203)	459	1.49

Adjustments:*
Asset and unproved leasehold impairments	1,112	(540)	572	1.53	9	(6)	3	0.01
Valuation allowance and other tax adjustments	—	—	—	—	—	(93)	(93)	(0.30)
Unrealized derivative instrument loss	13	(3)	10	0.03	19	(3)	16	0.05
Kinetik equity investment mark-to-market gain	—	—	—	—	28	(6)	22	0.07
Transaction, reorganization & separation costs	14	(2)	12	0.04	5	(1)	4	0.01
Gain on divestitures, net	(1)	—	(1)	—	(1)	—	(1)	—

Adjusted earnings (Non-GAAP)	$646	$(276)	$370	$1.00	$722	$(312)	$410	$1.33

	For the Nine Months Ended September 30, 2024				For the Nine Months Ended September 30, 2023
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Net income including noncontrolling interests (GAAP)	$1,035	$(342)	$693	$1.99	$2,343	$(1,000)	$1,343	$4.34
Income attributable to noncontrolling interests	441	(198)	243	0.70	465	(204)	261	0.84

Net income attributable to common stock	594	(144)	450	1.29	1,878	(796)	1,082	3.50

Adjustments:*
Asset and unproved leasehold impairments	1,122	(542)	580	1.66	66	(46)	20	0.07
Valuation allowance and other tax adjustments	—	16	16	0.05	—	7	7	0.02
Gain on extinguishment of debt	—	—	—	—	(9)	2	(7)	(0.02)
Unrealized derivative instrument (gain) loss	18	(4)	14	0.04	(61)	13	(48)	(0.15)
Loss on previously sold Gulf of Mexico properties	83	(18)	65	0.19	—	—	—	—
Kinetik equity investment mark-to-market (gain) loss	9	—	9	0.03	(17)	4	(13)	(0.05)
Drilling contract termination charges	—	—	—	—	13	(10)	3	0.01
Transaction, reorganization & separation costs	156	(27)	129	0.37	11	(3)	8	0.02
Gain on divestitures, net	(284)	62	(222)	(0.64)	(7)	1	(6)	(0.02)

Adjusted Earnings (Non-GAAP)	$1,698	$(657)	$1,041	$2.99	$1,874	$(828)	$1,046	$3.38

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.